     EX-99.13.d.i

ABERDEEN FUNDS
ADMINISTRATIVE SERVICES PLAN
Exhibit A*

Aberdeen U.S. Equity Fund	A, R, Institutional Service
Aberdeen Select Worldwide Fund	A, R, Institutional Service
Aberdeen China Opportunities Fund	A, R, Institutional Service
Aberdeen Developing Markets Fund	A, R, Institutional Service
Aberdeen International Equity Fund	A, R, Institutional Service
Aberdeen Equity Long-Short Fund	A, R, Institutional Service
Aberdeen Global Financial Services Fund	A, R, Institutional Service
Aberdeen Health Sciences Fund	A, R, Institutional Service
Aberdeen Natural Resources Fund	A, R, Institutional Service
Aberdeen Technology and Communications Fund	A, R, Institutional Service
Aberdeen Global Utilities Fund	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Growth	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate Growth	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Defensive	A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Specialty	A, R, Institutional Service
Aberdeen Small Cap Fund	A, R, Institutional Service
Aberdeen Tax-Free Income Fund	A, D
Aberdeen Core Income Fund	A, R, Institutional Service
Aberdeen Core Plus Income Fund	A, R, Institutional Service
Aberdeen Asia Bond Institutional Fund	A, R, Institutional Service
Aberdeen Global Fixed Income Fund	A, R, Institutional Service
Aberdeen Global Small Cap Fund	A, R, Institutional Service

* As most recently approved at the ________, 2009 Board Meeting.

The Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a) 25 basis points (0.25%) of the average daily net assets of the Class A Shares of the Funds;

(b) 25 basis points (0.25%) of the average daily net assets of the Class D Shares of the Funds;

(c) 25 basis points (0.25%) of the average daily net assets of the Class R Shares of the Funds; and

(d) 25 basis points (0.25%) of the average daily net assets of the Institutional Service Class Shares of the Funds.